Exhibit 99.2
Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
PRESENTATION
[Bracketed language reflects minor modifications and corrections to the language used during the earnings call.]
Operator
Welcome to the Woodward Incorporated fourth quarter fiscal 2011 earnings call. At this time I’d like to inform you that this call is being recorded for rebroadcast and that all participants are in a listen-only mode. Following the presentation, you will be invited to participate in the question-and-answer session. Joining us today from the Company are Mr. Tom Gendron, Chairman and Chief Executive Officer, and Mr. Bob Weber, Vice Chairman and Chief Financial Officer and Treasurer. I would now like turn the call over to Mr. Weber.
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Thank you, Operator. We would like to welcome all of you to Woodward’s fourth quarter fiscal 2011 conference call. In a few minutes I’ll cover the financial highlights of our fourth quarter and Tom will comment on our results, strategies, and markets. I will then comment on today’s earnings release and at the end of our presentation we will take questions. For those who have not seen the release you can find it on our website at www.Woodward.com. As noted in the press release, we have included some visual presentation materials to go along with today’s call that are also accessible on our website. An audio replay of this call will be available through November 19, 2011. The phone number for the audio replay is on the press release announcing this call, and will be repeated by the Operator at the end of the call. In addition a replay of this call will be accessible on our website for 14 days.
Before we begin I would like to summarize our cautionary statement as shown on slide three. In the course of this call when we present information and answer questions, any statements we make other than actual results or business facts may contain forward-looking statements. Such statements involve risks and uncertainties and actual results may differ materially from those we currently anticipate. Factors that might cause a material difference include, but are not limited to, future sales, earnings, business performance and economic conditions that would impact demand in the aerospace and energy markets. We caution investors not to place undue reliance on these forward-looking statements as predictive of future results. In addition, the Company disclaims any obligation to update the forward-looking statements made herein. For more information on risks and uncertainties facing Woodward, we encourage you to consult the press release and our public filings with the Securities and Exchange Commission including our 10K for fiscal 2011, which we expect to file shortly.

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
When we refer to net earnings during this call we are technically speaking to net earnings attributable to Woodward. In addition, segment earnings, EBIT, EBITDA, and free cash flow are non-US GAAP operating measures that we use in the press release and during this call. A description of these measures and a reconciliation of each to the most comparable US GAAP measures is included in the appendix to our slide presentation and in our earnings release and related schedules, all of which are posted on our website. Management uses this information in monitoring and evaluating the ongoing performance of Woodward and each business segment.
I’d like to now switch to our financial highlights. We achieved record sales and earnings in this fiscal year and the fourth quarter. Sales for the fourth quarter were $489 million, up 19% from $412 million in the fourth quarter of last year. Earnings per diluted share were $0.60 for the fourth quarter, up from $0.47 for the fourth quarter last year, a 28% increase. Free cash flow for the quarter was $52 million. Now I will turn the call over to Tom to comment on our results, strategies, and markets.
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Thank you, Bob, and welcome to those joining us today. We had a solid fourth quarter with strong financial results and further market share gains and extensions of our product portfolio, highlighted by our August announcement and our CFM LEAP-X win. Our record financial results were achieved while simultaneously increasing our investment in research and development by $12 million for the fourth quarter, and by $33 million for the full year. R&D investments and alignment with our customers have been critical to both our recent wins and preparations for future opportunities.
Last week, we announced that our financial results will now be presented through two reporting segments, aerospace and energy. This reflects our strategic approach to these markets, which we believe is leading to broader organic opportunities for Woodward and areas beyond our traditional scope. We see many synergies between our business groups. For example, opportunities may exist for Woodward in the future by linking our capabilities in aircraft propulsion and motion control for the benefit of the entire aircraft. This new segmentation is based on these broad market based terms. In summary, we remain focused on our core competencies by applying them on a broader scale.
Turning to our markets, with respect to aerospace, Boeing and Airbus continue to increase production rates, supported by solid orders this year and a very strong order backlog. Increased air traffic drove demand for our spares, repair and overhaul services. We expect these commercial aerospace improvements to lead to further growth in Woodward in 2012. In August, we announced that we reached an agreement with GE to supply fuel, air, and actuation systems on CFM International’s LEAP-X engine for the upgraded A320 Neo and the 737 Max. Coupled with our 2009 announcement of wins on the Pratt & Whitney Purepower engine, these were very large wins for Woodward, doubling our presence on narrow body aircraft over the next 6 years, and tripling our average content on each engine compared to similar current generation engines. And we continue to pursue additional content on both the A320 Neo and the 737 Max which represent by far the largest portion of the commercial aerospace market.
The ramp-up of deliveries related to the Boeing 787 and 747-8 has begun, which will represent market share gains for Woodward going forward. The recovery in regional business jets continues, and has begun to contribute to our aerospace business growth. Defense spending in our markets remains fairly steady, where foreign military sales offset some declines in US government spending. Considerable uncertainty for defense spending remains. Our broad exposure to rotorcraft, fighters, transports, UAVs, and weapons systems reduces individual platform risks. For example, while certain guided weapons sales may be slowing, we see growth in F-35 Weapons Station and UAV sales.
Turning to our energy markets, industrial gas turbine industry remains well-positioned to deliver on the world’s growing power needs and desire for energy independence and lower emissions. We believe that the economics, availability, and reduced environmental impact of natural gas will increase industrial turbines’ share of the power generation market over the long term. OEMs are ramping deliveries tied to power generation projects as well as oil and gas production and processing. We have a growing position in the industrial compressor control market, which leverages our industrial turbine capabilities. We see the industrial compressor market as an important opportunity for further growth as we expand our capabilities and customer relationships, stemming largely from increased need for compressors used in the extraction, distribution, and processing of natural gas. Industrial reciprocating engine related demand has also benefiting from increasing power generation needs particularly those fueled by natural gas and alternative fuels. We’ve seen accelerating growth for larger diesel, natural gas, and multifuel engines, particularly those used in a variety of infrastructure applications such as power generation, shipping, and natural resource extraction. Small engine demand continues to grow, but at a more moderate pace.

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
Turning to wind, our efforts in recent years continue to drive market share gains given a significant year-over-year sales growth. Over the long-term, renewables will be a growing source of energy for the world and we continue to see numerous opportunities to grow our content and share in this market. However, government incentives around the world will continue to have an impact on the growth rate of the wind market. In other electrical markets, electrical power generation distribution projects across the globe continue to pick up. We remain optimistic about our ability to grow our sales of products and services into this market, as increasing complexity and demand require a more sophisticated solutions.
In summary, the aerospace and energy markets reflect rising OEM production rates and equipment usage. Woodward’s careful and consistent investment in technology and product capabilities address our customer needs for the next generation of their equipment. By investing wisely over many years, we are delivering market share gains that will support our sales and earnings growth. While we are watching the world economic situation closely, we anticipate a mix of growth rates in our markets, that when coupled with our market share gains will support solid growth in Woodward’s sales for 2012. Now let me turn over to Bob to go over our financials.
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Thank you, Tom. Woodward net sales this quarter were $489 million compared to $412 million for the 2010 fourth quarter. Foreign currency exchange rates favorably impacted sales by approximately $9 million. Net earnings for the fourth quarter of 2011 were $42 million, or $0.60 per share, compared to $33 million or $0.47 per share in last year’s fourth quarter. EBIT, or earnings before interest and taxes, was $65 million for this quarter compared to $56 million for the prior year’s quarter. Foreign currency exchange rates favorably impacted EBIT by approximately $4 million. Total variable compensation expense increased $10 million from the fourth quarter of 2010. Research and development costs increased $8 million, excluding a $4 million increase in variable compensation costs. As a percent of total sales, EBIT was 13.2% this quarter, compared to 13.6% in the same quarter a year ago.
As Tom mentioned, our November 7, 2011 press release announced a change in our reporting segments, and we’ve provided revised historical segment information with that release. Today’s earnings release and my comments that follow reflect our new reporting structure. Our aerospace segment sales for the fourth quarter of fiscal 2011 were $242 million, compared to $213 million for the fourth quarter a year ago. Commercial after-market sales increased, as well as original equipment sales for commercial and business jets. Aerospace earnings for the fourth quarter of 2011 increased to $41 million from $31 million for the same quarter a year ago. As a percent of segment sales, segment earnings were 16.9% this quarter, compared to 14.4% in the same quarter a year ago. Segment earnings benefited from increased volume and price increases, partially offset by increased variable compensation, and research and development costs.
Moving to our energy results. Our energy segment sales for the fourth quarter of fiscal 2011 were $248 million, compared to $199 million for the fourth quarter a year ago. The sales increase was driven by broad strength in our controls for industrial turbines, wind turbines, and reciprocating engines. Energy earnings for the fourth quarter of 2011 increased to $33 million from $31 million for the same quarter last year. As a percent of segment sales, segment earnings were 13.4% this quarter, compared to 15.6% in the same quarter a year ago. Segment earnings benefited from increased sales volumes, and foreign currency exchange rates fluctuation, offset by increased variable compensation, costs associated with acquisitions, and increased research and development. Non-segment expenses for this quarter were $9 million, compared to $6 million for the same quarter last year. Non-segment expenses were 1.9% of external sales for the fourth quarter of 2011, up from 1.4% of sales for the same quarter last year. The increase resulted primarily from increased variable compensation, and nonrecurring expenses.
Now I’d like to focus on certain specific elements of our consolidated financial statements. Gross margin, defined as net sales less cost of goods sold, was 30.5% of sales in the fourth quarter of 2011, compared to 30.2% for the fourth quarter of 2010. Research and development costs were $36 million for the fourth quarter of fiscal 2011, compared to $23 million for the fourth quarter of 2010. $4 million of this increase is attributable to the increase in variable compensation mentioned earlier. As a percent of net sales, research and development was 7.3% in the fourth quarter of 2011 compared to 5.6% in the fourth quarter of 2010. The increase relates to our efforts on both previously awarded programs and future opportunities with respect to new platforms and market share gains. For 2012 we expect our R&D expense to be between 7% and 7.5% of sales, reflecting both recent wins and other opportunities currently being pursued. Selling, general, and administrative expenses were $39 million or 8% of net sales this quarter compared to $38 million or 9.1% of net sales in the same period of 2010.
Our effective tax rate for the fourth quarter of 2011 was 29%, compared to 34% for the same quarter last year. For 2012, we anticipate that our tax rate will be approximately 33% reflecting the scheduled expiration of the US research credit. As you may know, this credit is scheduled to expire for the fifteenth time in its history on December 31, 2011. If the credit were to remain in effect for fiscal 2012, we anticipate our effective tax rate would be approximately 31%. Our earnings guidance does not assume an extension of the research credit.

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
Capital expenditures were $16 million for the fourth quarter of [2011] compared to $9 million for the fourth quarter 2010. As you may recall, we are completing construction of a $20 million test facility for aircraft turbine control systems. Capital expenditures for all of 2011 were $48 million. We anticipate increasing investments in coming quarters to support the growth resulting from our recent program wins. For 2012 we anticipate capital expenditures of approximately $80 million.
Looking at the balance sheet, working capital defined as current assets less current liabilities, was $537 million at September 30, 2011, and $457 million at September 30, 2010. Woodward generated $68 million of cash flow from operations, and $52 million of free cash flow for the fourth quarter of 2011. The ratio of debt to debt-plus-equity was 31.6% at the end of the fourth quarter, compared to 36.7% at September 30, 2010.
Lastly, let me turn to our outlook. We continue to anticipate moderate growth in our markets for 2012, and our results will be further supported by a number of market share gains across our businesses. We continue to manage the business by carefully pursuing the opportunities we see within our aerospace and energy markets while monitoring the uncertain global economic situation. For fiscal 2012 we expect sales to be between $1.85 billion and $1.95 billion, with earnings per share to be between $2.20 per share and $2.35 per share. We anticipate 2012 sales growth in our aerospace segment to be approximately 8%, and approximately 16% in our energy segment. We anticipate that segment operating margins for the full year for aerospace will be approximately 17% and for energy will be approximately 14.5%.
That concludes comments on our business and results for the fourth quarter of fiscal 2011 and our 2012 outlook. I would like to point out that on December 7, Woodward will host an Investor and Analyst Day in New York City as mentioned in the press release issued earlier today. Tom and I, as well as other members of the management team, will spend the morning reviewing Woodward’s growth prospects and strategic positioning as well as answering questions. We look forward to seeing many of you there. Operator, we are now ready to open the call to questions.
QUESTION AND ANSWER
Operator
Thank you. The question and answer session will begin at this time. (Operator Instructions) And our first question comes from Pete Skibitski from SunTrust.
Pete Skibitski - SunTrust Robinson Humphrey — Analyst
Good evening, guys. Nice quarter.
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Thank you.
Pete Skibitski - SunTrust Robinson Humphrey — Analyst
I was wondering, can you give us some more color on the potential synergies between engine controls and motion controls that you kind of spoke to during your opening remarks? And then was cost take-out a reason for the consolidation at all, as well? And if you can quantify how much cost take-out there could be?
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
In terms of the first part, what we are starting to see and I think as you kind of look forward, a lot of interaction between engines and the cells, engines and other parts of the aircraft, we’re actually seeing some of our actuators that were used on the turbine side of our business begin to get some traction in the motion control side of the business. So I think there’s lots of opportunities as we go forward where the aircraft will be viewed more as a total system as opposed to propulsion being separated from motion.
I can’t say that at this point in time a cost reduction was any significant driver in the combination. We do envision, as we mentioned with respect to synergies, that going forward, we should see those reflected in lower total cost or in more synergistic use of costs across both businesses, but at this point, that’s not a significant driver.

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
Pete Skibitski - SunTrust Robinson Humphrey — Analyst
Okay, got it. And I’ll ask one more before I get back in the queue. I want to make sure I understand your content on the geared turbo fan for the 320neo. Is that as big — is your content on the geared turbofan as big as your content on the GE engine for the neo? Or is it some fraction? And are there further competitions on the GTF?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
The content is close. We’ll talk [a] little bit more about some of that at our Analyst Day. But both engines represent a multiple of content in respect to dollars over our current content on their respective engines. So we’re pleased and I think as you know, the PurePower and the LEAP-X are the engines that are on every narrow body being discussed today. So for Woodward, that’s a huge increase in market penetration on those new platforms coming online.
Pete Skibitski - SunTrust Robinson Humphrey — Analyst
Yes. I mean, I think they’re talking about on a 40% delivery growth between Boeing and Airbus over the next four years, and it sounds like maybe you could even exceed that, given your market share gains.
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Yes, we have to first look at just for clarity, is they’re ramping up the current versions, and then 2016 and 2017, the new versions come online. So the big increases for Woodward with this increased content will start kicking in in 2016.
Now, we are well represented on the A320, less so on the current 737. So as those ramp-ups come, they’re good for our business and we’re counting on those in our outlook, but the big increase comes when the new engines come online.
Pete Skibitski - SunTrust Robinson Humphrey — Analyst
Got it. Okay. Thanks very much.
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Yes.
Operator
Thank you. Our next question comes from Tyler Hojo from Sidoti & Co.
Tyler Hojo - Sidoti & Company — Analyst
Good evening, guys. Thanks for all the incremental detail in the presentation there. First question, if you could maybe just talk a little bit about the wind market? Were you able to achieve your market share gain goals for this year in the wind inverter market? I think you were looking for something like 20%, 25% year-on-year growth? And as a follow on to that, maybe you could talk a little bit in regards to what your share gain expectations are for your fiscal year 2012?

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Sure. From the standpoint of how we did this year, we did largely achieve our goals with respect to market share gains. As we indicated with respect to incentives, it is a very interesting, challenging environment out there. And so in terms of the future, we do anticipate that next year should remain strong, and then a lot of the incentives that we’re seeing, there is some questions as to whether or not they would be extended in 2013. So the longer-term growth may be more a function of whether or not the incentives are restated in 2013, but hopefully next year, we’ll still see some strong growth in wind.
Tyler Hojo - Sidoti & Company — Analyst
So I mean, would you — but would you expect it to moderate from the growth rates you saw this fiscal year? Or how should we think about that?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
No, there were be, there would be about the same level.
Tyler Hojo - Sidoti & Company — Analyst
Okay. Great. And as a follow-up from me, I appreciate the fact that you guys have changed your segment reporting. But I’m just trying to understand how the MPC and the HRT business, or the acquisitions, performed in the quarter. It seems like they performed pretty well, but maybe if you could talk about that and —?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Yes, they’re on our plan, they’re improving. Aftermarket revenue was up nicely in the quarter. So we’re starting — that was one of our big drivers, so we’re seeing overall aftermarket in aerospace up quite a bit. But it was represented across all the business activity. All segments. So that was good. The increases then productivity, and also on the sales growth are all there. So we’re feeling pretty good about it.
Tyler Hojo - Sidoti & Company — Analyst
Okay. Great. And actually just lastly, maybe you could talk about, you know, I know you don’t give quarterly guidance, but if you could just talk about perhaps seasonality for fiscal 2012? I think typically you guys start out pretty slow, but is that going to be the case next year?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Yes, I mean, always the first quarter is slow. We have so many holidays built in the first quarter. And the end of the calendar year, companies, it always is a little slower on the growth, or sales side in the first quarter than it increases the remainder of the year. So that pattern will probably repeat itself.
Tyler Hojo - Sidoti & Company — Analyst
Okay. Great. Thanks a lot.
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Sure.
Operator
Thank you. Our next question comes from Peter Lisnic from Robert W. Baird.

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
Josh Chan - Robert W. Baird & Co. — Analyst
Good afternoon. This is Josh Chan filling in for Pete.
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Hello, Josh.
Josh Chan - Robert W. Baird & Co. — Analyst
Hi. Looking at the strong growth at the commercial aerospace aftermarket business, I would assume that that comes from, maybe, deferred maintenance during the downturn? I mean I guess one would be would that be correct? And then second, how much runway from that deferred maintenance do you think we still have in terms of the market?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
I don’t — I wouldn’t categorize it as deferred maintenance. That’s a little hard to, always say — a lot of the activity is scheduled and so when the hours are being flown, we can kind of predict on that. There is maybe sometimes a little bit, but what I would say is that the fleet size and the activity we’re on continues to grow. We have more and more installed base particularly if you take A320s, 777s, they keep increasing over time and that’s driving up the share. Also, we put a big focus on — I think the question Tyler asked just before, how are we doing on the businesses we acquired? And part of that was to really increase our aftermarket and we have been succeeding at that. So that combination has led to strong aftermarket.
Josh Chan - Robert W. Baird & Co. — Analyst
Okay. That makes sense. And then could you also comment on as the GEnx engine shipments start to ramp through next year, will this be a noticeable impact on your aerospace margins? I mean, from your commentary it doesn’t seem like it has that much of an impact. But could you comment on, on the mix about that?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
We would not see it change in the margin, so we believe margins will hold. I think we put some outlook in there for you. So the — they will be ramping, so we will see it on the sales side as we go through the year. You’ll start seeing more of an impact on the sales, and we expect that it will be neutral to the margins.
Josh Chan - Robert W. Baird & Co. — Analyst
Okay. Great. And then just final question, what was the top line contribution from the IDS acquisition this quarter?
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
The IDS acquisition is largely a technology acquisition for advanced technology for our wind business. The top line is really not significant at all to the total business at this time.
Josh Chan - Robert W. Baird & Co. — Analyst
Okay. Great. Thanks for your time and congrats on the quarter.
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Thank you.

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
Operator
Thank you. Our next question comes from William Bremer from Maxim Group.
William Bremer - Maxim Group — Analyst
Good evening, gentlemen. Great quarter.
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Thank you.
William Bremer - Maxim Group — Analyst
Tom, you mentioned the compressor market. I was hoping you could give us a little more color on that, as well as maybe the steam turbines?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Sure. When we start — you know, we’re real bullish on the industrials turbo machinery in total, so we look at gas turbine, steam turbines, and compressors. The steam market is doing well, largely driven by increases in process activity and power generation. Compressor market, we’ve always played in the compressor market, but we’re putting a big focus on driving to a larger share of the compressor control market, and in particular we see just huge investments over the next 2 decades being made in the gas infrastructure worldwide.
If you also think about all the shale gas finds that have been around the world, more emphasis on LNG [liquid natural gas], pushing to make natural gas more of a global commodity than a regional commodity. Every aspect of that is going to drive needs for turbines and for compressors. And then also you have an aging infrastructure in the US and the West, so we see a large increase in demand for new compressor controls. So it’s one of our adjacent targets that we’ve highlighted in the past. And we’re making a big push there and we see a sizable growth opportunity.
William Bremer - Maxim Group — Analyst
I agree. Thank you. Also, you mentioned the power market on the generation and distribution. You’ve seen the projects starting to pick up here. Can you give us a sense on the size and what you’re bidding on at this time? What the market looks like?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Well it — on those type projects, literally what we’re seeing is across-the-board increases occurring in the power management and power distribution control, so that’s just showing a wide base of the activity. We’re also seeing some increases in what we call our power station controls. That’s more for distributive power generation. We’re seeing increases in that. A lot of that in particular South America, Middle East, some activities with that.
And one of the comments we also made in there, we see — if you really take a look at the large power generation demand, again, you’ve got to think of the next two, three decades there’s a sizable increase in projected power demand. With the issues that occurred in Japan, there’s really not that many new [nuclear power plants] that are going to come online and we also see real pushback environmentally on coal plants. So we see a very large portion of that power demand, especially for the baseload being met by natural gas turbines. We’re starting to see that pick up already, and think that’s going to accelerate over the next decade.
So that’s kind of the whole picture. It’s across-the-board, every aspect of it we’re seeing increases. But we are extremely bullish on the larger machines using natural gas.

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
William Bremer - Maxim Group — Analyst
And finally, to hit the upper end of your guidance, what needs to go right?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Well, we need the economy to stay. In there, I think we kind of highlighted, we’re looking at basically near zero growth for the economy — global economy with that outlook. And most of all, our share — all our growth is coming from share gains. As long as that holds, we feel good and if we have a little bit of better on the economic side we could hit the top of the range.
William Bremer - Maxim Group — Analyst
Thanks, Tom. Good color.
Operator
Thank you. Your next question comes from Greg McKinley from Dougherty.
Greg McKinley - Dougherty & Company — Analyst
Yes, thank you. Within the aerospace segment, you’ve already announced some significant content wins for re-engining. But I know you continue to say there is some open items there for further content that maybe come available. How significant are those yet-to-be-determined content wins in relation to the ones you’ve already announced?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Yes, we’re still pursuing a sizable amount of new business in relation to, maybe on the order of 20% to 30% of what we’ve won is still out and still being looked at.
Greg McKinley - Dougherty & Company — Analyst
Okay. In terms of your view on the defense market, I think you said having content on a variety of different programs is what allowed you to continue to perform throughout 2011. In terms of looking forward to 2012, do you still feel like that’s the case? Or does your view potentially contemplate some overall contraction in your defense business?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
[Yes, right now, with 2012, our outlook is approximately flat.]
Greg McKinley - Dougherty & Company — Analyst
Okay.
Tom Gendron - Woodward Inc — Chairman, Executive Officer
So when you look at our aerospace growth rate, you can see that’s, all the growth is coming from commercial. But we’re pleased with being able to hold relatively flat on the defense side, and that’s back to the — we have lots of applications, but no one that’s so significant that it takes down all our defense sales.

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
Greg McKinley - Dougherty & Company — Analyst
Okay. And in terms of the areas there that are the most vulnerable, you said is it missile and weapons guidance systems?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
We’ve seen some contraction in some of our smart weapon controls. But on the other hand, we’ve seen some pickup in some of the other weapons stations. So it’s just a mix, and depending on timing of sometimes some of the logistics buys, based on the usage of the equipment. So that’s kind of where we’re seeing a little decline, and as I said, it’s been offset with some foreign military and offset with some other increases.
Greg McKinley - Dougherty & Company — Analyst
And then getting back to the wind market for a moment, I think you made some comment around its growth in 2011 and expected incentives to still provide for pretty healthy outlook in that market in 2012. Just remind me please, what is that growth outlook? And then what geographies — is there any shift in terms of regions of the world that you’re becoming more exposed to in that market?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Well, we are — we’re in good position. A lot of our customers are European-based. I guess I’d say that they’re selling around the world. We also have done well in India. And we have penetrated China, but on a lesser extent.
The comments that we’re highlighting is we’re seeing an increase in demand in some of the orders in the US, and we’re attributing that to the potential for the production tax credit to end at the end of 2012. So I think some people are pulling orders then, so we actually see North American orders increasing, Europe relatively flat, India and China up. Overall, probably, for Woodward, about a 20% increase overall.
Greg McKinley - Dougherty & Company — Analyst
In 2012.
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Yes.
Greg McKinley - Dougherty & Company — Analyst
Thank you.
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Sure.
Operator
Thank you. Our next question comes from J.B. Groh from D.A. Davidson.
J.B. Groh - D.A. Davidson & Co. — Analyst
Hi guys. Thanks for taking my call and congratulations on the quarter.

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Thank you.
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Thank you.
J.B. Groh - D.A. Davidson & Co. — Analyst
Could you talk about how the R&D allocates between the two new segments and how we should think about that? What’s —?
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Well, it’s actually remarkably well balanced between the two. So there’s not a lot of difference between our two segments in terms of how the variable comp and R&D spreads out.
J.B. Groh - D.A. Davidson & Co. — Analyst
So that doesn’t explain the margin differential year-over-year? I was just wondering if there was more R&D spend in energy Q4 or not? But you’re saying it’s pretty balanced year-to-year?
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Pretty balanced, yes. Now, it would not be a significant element of difference between the two businesses.
J.B. Groh - D.A. Davidson & Co. — Analyst
Okay. Okay. And then did you — you gave us the R&D for 2012, so that’s good Did you talk about free cash flow conversion expectations for 2012?
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
No, we did not. Glad you asked the question. We anticipate that we will be — this year, we had significant investment in working capital. We believe that will moderate next year, and will be somewhere around about the $100 million, north of $100 million, $120 million is neighborhood we’re looking at, at the moment.
J.B. Groh - D.A. Davidson & Co. — Analyst
Okay. Okay. And the use for that is debt paydown and other acquisitions, that sort of thing?
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
We do have approximately $150 million roughly over the next three years.
J.B. Groh - D.A. Davidson & Co. — Analyst
Okay. In maturities?

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
$175 million, excuse me.
J.B. Groh - D.A. Davidson & Co. — Analyst
Yes, okay. Okay. Great, hey, thanks for your time and looking forward to the Analyst Day.
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Thank you.
Operator
Thank you. And our next question comes from Gary Farber from CL King.
Gary Farber - CL King & Associates — Analyst
Yes, good afternoon.
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
Hi Gary.
Gary Farber - CL King & Associates — Analyst
Hey, just a question. Can you talk about your major geographies and sort of what you’ve seen since the quarter closed? Has been any sort of significant changes or just sort of, just sort of moderating in certain areas?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
I think what we would say, pretty consistent. You know, a lot of our growth in both on aerospace and the energy side is being driven out of Asia, China — the rest of Asia and China, and the Middle East. So I’d say those are the biggest drivers, and they continue to be at the moment.
Gary Farber - CL King & Associates — Analyst
And then North America, how would you characterize that?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
As more steady. We see — the interesting thing where we have to say is where is the end demand? And it’s always a little tricky for us. But a lot of our large North American customers are doing very well, but a lot of that’s being exported. And sometimes we can’t tell exactly where it’s going. Our North American business is holding nicely, but a lot of the demand is being driven by, as I said, you know, China, Asia, and the Middle East.

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
Gary Farber - CL King & Associates — Analyst
In your review, you commented on before as far as, you know, global economic growth not being much. Is that because of a waiting towards Europe review, or is it something else?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Well, I think it’s — we do a lot of economic modeling, and that’s kind of the area of the business cycle right now. It is getting some pressure obviously from Europe and the uncertainty in Europe. There’s pressure on, I’d say, some of the uncertainty in the US. And we have higher growth in some of the developing world. So that’s basically the macroeconomic model that we’re running against and using for our business planning purposes. And then on top of that, as I said, we’re building in the market share gains and the like that are leading us to still get double digits overall sales growth.
Gary Farber - CL King & Associates — Analyst
Great. Okay. Thanks.
Operator
Thank you. (Operator Instructions) You have a follow-up from Mr. Pete Skibitski from SunTrust.
Pete Skibitski - SunTrust Robinson Humphrey — Analyst
Hey guys, just want to make sure I understood cash flow next year. it sounds like CapEx is going to step up pretty good. Is that going to come back down in fiscal 2013, or will it stay at that higher level going forward? And maybe you could just let us know what your expectation is for free cash on next year?
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Yes. I will let Bob answer free cash, but I was just going to say that’s a nice leading question to the Analyst Day, because we’re going to talk then about our five-year outlook, which we have a very nice growth outlook. We do not expect capital expenditures to drop over the next couple of years. We expect a sizable amount of investment in organic growth and we’re trying to outline that more on December 7, 2011.
Pete Skibitski - SunTrust Robinson Humphrey — Analyst
Okay.
Bob Weber - Woodward Inc — Vice Chairman, CFO, Treasurer
From a free cash flow standpoint, I think I mentioned we’re going to be around the $120 million mark, we believe.
Pete Skibitski - SunTrust Robinson Humphrey — Analyst
Got you. Okay. And then, and last one, in terms of trends in the commercial aerospace aftermarket, it seemed like a lot of the airlines seem to be trying to keep capacity in check next year. And so I’m just wondering what your expectation is for aftermarket growth in commercial aero next year?

Final Transcript
Nov 14, 2011 / 09:30PM GMT, WWD — Q4 2011 Woodward Inc Earnings Conference Call
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Yes, well I’d say is we still expect sizable aftermarket growth. The fleet is flying. We are well represented on the fleet, and as we’ve said we’ve been accumulating more and more hours on some of the premier platforms. Very little of our product has been parked. We talked about that in the past, we’re represented on the aircraft flying, so we see good growth and we expect to continue to pick up some growth across all the product lines. So we expect a strong aftermarket year.
Pete Skibitski - SunTrust Robinson Humphrey — Analyst
Great. Thank you.
Operator
Thank you. I’m showing no further questions at this time. I’d like to hand the conference over to Mr. Tom Gendron for closing remarks.
Tom Gendron - Woodward Inc — Chairman, Executive Officer
Okay. Well I appreciate everybody joining us today. We are really looking forward to seeing a lot of you in New York in a few weeks. It’s the first Investor Analyst Day we’ve ever done. You know, I think you’ll enjoy meeting some of the group presidents that will be there. Get a better feel for the whole management team and our long-term outlook. So look forward to seeing you shortly and thanks again for joining us.
Operator
Ladies and gentlemen, this concludes our conference call today. If you’d like to listen to a rebroadcast of this conference call, it will be available today at 7.30PM Eastern Standard time by dialing 1-888-266-2081, or 1-703-925-2533 and by entering the access code 154-8416. A rebroadcast will also be available at Company’s website at www.Woodward.com for 14 days.
We thank you for your participation in today’s conference call, and ask you to please disconnect your lines. Thank you.